Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)  ☐

BNY MIDWEST TRUST COMPANY

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

John C. Hitt, Jr.

Chapman and Cutler

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

(Agent for Service)

School Specialty, Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	39-0971239
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

W6316 Design Drive Greenville, Wisconsin	54942
(Address of principal executive offices)	(Zip code)

3.75% Convertible Subordinated Notes due 2023

(Title of the indenture securities)

Item 1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15. All responses for Items 3-15 as the responses are either “None” or “Not Applicable.”

Item 16.	List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

4.	A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Incorporated by reference to Exhibit 6 of the Form T-1 filed under Registration Statement No. 333-07623 filed August 2, 2002.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 25th day of September, 2003.

BNY MIDWEST TRUST COMPANY

By	/s/ Roxane Ellwanger
Name: Roxane Ellwanger
Title: Assistant Vice President

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EXHIBIT 7

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

209 West Jackson Boulevard

Suite 700

Chicago, Illinois 60606

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

			THOUSANDS OF DOLLARS
	ASSETS

1.	Cash and Due from Depository Institutions		24,268

2.	U.S. Treasury Securities		- 0 -

3.	Obligations of States and Political Subdivisions		- 0 -

4.	Other Bonds, Notes and Debentures		- 0 -

5.	Corporate Stock		- 0 -

6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		878

7.	Leases and Lease Financing Receivables		- 0 -

8.	Accounts Receivable		3,692

9.	Other Assets

	(Itemize amounts greater than 15% of Line 9) Goodwill and Intangibles	86,813	86,911

10.	TOTAL ASSETS		115,749

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

209 West Jackson Boulevard

Suite 700

Chicago, Illinois 60606

			THOUSANDS OF DOLLARS
	LIABILITIES

11.	Accounts Payable		- 0 -

12.	Taxes Payable		- 0 -

13.	Other Liabilities for Borrowed Money		25,425

14.	Other Liabilities

	(Itemize amounts greater than 15% of Line 14)

	Taxes Due Parent Company	3,991
	Reserve for Taxes	2,934	7,199

15.	TOTAL LIABILITIES		32,624

	EQUITY CAPITAL

16.	Preferred Stock		- 0 -

17.	Common Stock		2,000

18.	Surplus		62,130

19.	Reserve for Operating Expenses		- 0 -

20.	Retained Earnings (Loss)		18,995

21.	TOTAL EQUITY CAPITAL		83,125

22.	TOTAL LIABILITIES AND EQUITY CAPITAL		115,749

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I,	Keith A. Mica, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Keith A. Mica (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of April, 2003_

My Commission expires May 15, 2007.

/s/Joseph A. Giacobino,	Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson	(212) 437-5984
Name	Telephone Number (Extension)

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